Exhibit 99.2

Helport AI Limited and Tristar Acquisition I Corp. Announce Closing on Reduced $5.5 Million PIPE Investment Concurrently with Closing of Business Combination

SINGAPORE and BURLINGTON, MA, August 2, 2024 – Helport AI Limited (together with its operating subsidiaries, “Helport”), an AI technology company serving enterprises’ customer contact centers with intelligent products, solutions and a digital platform and Tristar Acquisition I Corp. (“Tristar”), a special purpose acquisition company, today announced the consummation of a $5.5 million private placement financing in connection with the completion of their previously announced business combination. Together with the proceeds previously raised in the form of convertible notes issued to Helport note holders from March 2024 to June 2024 (the “Convertible Notes”), Helport has raised an aggregate of $10.39 million in gross proceeds to support its operations.

As previously disclosed, on May 18, 2024, Tristar and Helport entered into subscription agreements with three investors on substantially the same terms, pursuant to which, among other things, Helport agreed to issue and sell to the investors, and the investors agreed to subscribe for and purchase an aggregate of 1,388,889 shares at a purchase price of $10.80 per  share, for an aggregate purchase price of $15,000,000, in a private placement (the “PIPE Investment”). The subscription agreements contained customary conditions to closing, including the consummation of the Business Combination.

As reported in the proxy statement/prospectus included in the Registration Statement on Form F-4 (File No. 333-276940) of Helport AI Limited (“Pubco”), the PIPE Investment was subject to the risk that it might not be consummated due to a number of reasons, including that an investor may fail to fund any portion of the PIPE Investment or otherwise breach its obligations under the applicable subscription agreement, which might prevent the PIPE Investment from being consummated in a timely manner, or at all.

On August 2, 2024, in connection with the consummation of the Business Combination, Pubco received aggregate gross proceeds of $5.5 million out of the $15 million PIPE Investment and issued an aggregate of 509,259 shares to the PIPE Investors for such subscription. The reduced amount of gross proceeds was due to the inability of one of the investors to remit substantially all of its subscription. Each of Tristar and Pubco reserve their rights with respect to such investor’s obligations, however there are no assurances that the balance of such commitment will be remitted in a timely manner, if at all.

As of August 2, 2024, through the PIPE Investment and the Convertible Notes, Helport has raised aggregate gross proceeds of $10.39 million to support its operations.

About Helport

Helport is dedicated to enhancing the customer contact experience. Helport’s mission is to provide front-line service staff with expert, real-time guidance and enrich every customer interaction with its AI technology, empowering contact center agents to deliver expert-level conversations. Helport also offers AI enabled agents for clients with outsourcing needs. Helport’s AI Management Suite provides supervisors with visibility into agent activities, allowing them to focus their time on where they are needed most. For more information, please visit Helport’s website: https://ir.helport.ai/

About Tristar Acquisition I Corp.

Tristar Acquisition I Corp. was a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses globally.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements, including, but not limited to, Helport's business plan and outlook. These forward-looking statements involve known and unknown risks and uncertainties and are based on Helport’s current expectations and projections about future events that Helport believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. Helport undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although Helport believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and Helport cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in Helport’s registration statement and other filings with the U.S. Securities and Exchange Commission.

For investor and media inquiries, please contact:

Helport AI

Investor Relations

Email: ir@helport.ai.